Exhibit 99.1

Innovex Engages BDO Seidman, LLP as Independent Accountants

PLYMOUTH, Minn.--(BUSINESS WIRE)--Innovex (Pink Sheets: INVX) today announced that it has engaged BDO Seidman, LLP as its Independent Registered Public Accounting firm.

"We are pleased to announce the engagement of BDO Seidman, LLP to serve as our independent registered public accountant," said Randy Acres, Innovex’s Senior Vice President and CFO. "We believe their expertise and worldwide resources will assist our efforts to continue to provide our shareholders and the financial community with timely, accurate audited financial statements and Securities and Exchange Commission reporting."

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors and other cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended September 29, 2007 and other documents filed with the Securities and Exchange Commission.

CONTACT:
Innovex, Inc.
Randy Acres, CFO, 763-383-4035
Internet: www.innovexinc.com